UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2008

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS
This filing contains forward-looking statements. We may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement our strategy, our shared decision-making with co-investors over investments including the distribution of dividends, our regulatory environment establishing rate structures and monitoring quality of service, changes in general economic or business conditions, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, automobile usage, fuel and gas costs, our ability to recover increases in costs from customers, reliance on sole or limited source suppliers, foreign exchange fluctuations, risks or conflicts of interests involving our relationship with the Macquarie Group, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates.

Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.
On February 13, 2008, Macquarie Infrastructure Company LLC (the “Company”) and Macquarie Infrastructure Inc. (“MIC Inc.” and, together with the Company, “we or “our”) entered into an amended and restated credit agreement providing for the renewal and extension of our acquisition-related revolving credit facility. The amended and restated agreement extends the maturity of the facility through March, 2010. The key terms of the agreement are as follows:

Term	Facility
Facility Size	$300 million $50 million uncommitted accordion feature
Term	March 31, 2010
Security	Pledge of equity in all direct subsidiaries of the Company and MIC Inc.
Borrower	MIC Inc.
Guarantor	The Company
Interest Rate	LIBOR + margin of 2.75%
Commitment Fees	0.50% per annum on undrawn balance
Upfront Fees	0.50% of facility size
Leverage Ratio	Holdco Debt: Adjusted Cash from Operations - maximum of 5.6x
Interest Coverage	Adjusted Cash from Operations: Holdco Debt Interest Expense - minimum of 2.0x
Minimum EBITDA	$100 million

Lenders in the acquisition facility are Citicorp North America, Inc. (“Citi”), Credit Suisse, Cayman Islands Branch, Macquarie Finance Americas Inc., Wachovia Bank, National Association and WestLB AG, New York Branch. The lenders have committed funding for the base amount of $300 million while the accordion feature provides us with the flexibility to increase the facility by $50 million subject to our having met certain terms and conditions. No commitments have been received for the additional $50 million.

Citi will continue to serve as administrative agent for the acquisition facility. The acquisition facility includes events of default, representation, warranties and other covenants that are generally typical for facilities of this type. The facility also includes a restriction on cross guarantees and an event of default should our Manager or another member or affiliate of the Macquarie Group fail to manage our business and operations.

At current rates, our cost of funding using the revolving credit facility would be slightly below 6%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date: February 15, 2008	By:	/s/ Peter Stokes
Name: Peter Stokes
Title: Chief Executive Officer